Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our reports, included herein; dated September 18, 2006, with respect to the statements of financial condition of the PowerShares DB Energy Fund, DB Energy Master Fund, PowerShares DB Oil Fund, DB Oil Master Fund, PowerShares DB Precious Metals Fund, DB Precious Metals Master Fund, PowerShares DB Gold Fund, DB Gold Master Fund, PowerShares DB Silver Fund, DB Silver Master Fund, PowerShares DB Base Metals Fund, DB Base Metals Master Fund, PowerShares DB Agriculture Fund and DB Agriculture Master Fund as of August 15, 2006; and dated July 7, 2006, with respect to the statement of financial condition of DB Commodity Services LLC as of December 31, 2005, and the related statements of changes in member’s capital and cash flows for the period from May 23, 2005 (inception) through December 31, 2005. We also consent to the references to our firm under the heading “Experts” in the Prospectus.

/s/ KPMG LLP

New York, New York

December 26, 2006